EXHIBIT 10.29

               AGREEMENT BETWEEN DOMINION AND THE COMPANY RELATING
              TO CELLTEL DATA SERVICES, INC. DATED OCTOBER 15, 1996


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AGREEMENT BETWEEN DOMINION GROUP LIMITED AND NUMEREX
CORP. REGARDING THE SETTLEMENT OF THE SUM OWED BY CELLTEL

DATA SERVICES INC. TO DA

This Agreement sets out the terms of the arrangement concluded between Dominion Group Limited and NumereX Corp, for the settlement of the outstanding payment of $375,000 owed to DA Systems Ltd (DA) by CellTel Data Services, Inc. ("CellTel")

1. NumereX Corp. has agreed to invest the sum of $375,000 in return for 10% of the issued (authorized) and outstanding shares of CellTel.

2. CellTel will use the sum invested by NumereX to pay the entire balance of the sum due to DA.

3. For 30 days following the third anniversary of the signing of this Agreement, NumereX will have the option to sell the equity interest described in paragraph 1 to Dominion and Dominion will be required to buy this equity interest for the sum of $500,000. Should NumereX exercise the right to sell this equity interest, the option of acquiring additional shares in CellTel as described in paragraph 5 shall expire.

4. At a date three years from the signing of this Agreement, Dominion shall have the right to acquire NumereX's equity interest, exclusive of any shares acquired through the exercise of the option described in paragraph 5, in CellTel for the sum of $500,000. Should Dominion not exercise this right within 30 days of the third anniversary of the signing of this Agreement, this right shall expire.

5. At a date three years from the signing of this agreement, and for a period of twelve months thereafter, NumereX shall have an option of acquiring an amount of shares equal to 10% of the outstanding shares of CellTel, after giving effect to NumereX's acquisition of the shares, for the sum of $1.

6. NumereX shall have the right to appoint a Director to the Board of Directors of CellTel for as long as NumereX holds an equity interest in CellTel.


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Signed in acceptance of these terms, by:


/s/ T. J. Stewart Drennan
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T. J. Stewart Drennan
Director:  Portfolio Investments
Dominion Group Limited


/s/J Short
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J Short
Chief Financial Officer
Dominion Group Limited


/s/J. J. Reis
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J. J. Reis
Chief Executive Officer
Numerex Corp.

Dated:  October 15, 1996